Exhibit 99.1

FXCM Releases Statement on Ongoing
Discussions With Leucadia and Stock
Repurchase Program

NEW YORK, Dec. 11, 2015 (GLOBE NEWSWIRE) -- FXCM Inc. (NYSE:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today provided an update regarding its relationship with Leucadia and its stock repurchase program.

As previously stated, both FXCM and Leucadia remain committed to restructuring their existing Letter Agreement in a manner that is consistent with a sustainable long-term and value-enhancing strategy for both companies. These discussions remain ongoing and there can be no assurances that they will lead to a definitive agreement. Any definitive agreement, if reached, will be promptly disclosed.

In addition, as has also been previously stated, FXCM's Board of Directors has authorized a stock repurchase program of up to $130 million, of which there is $65.8 million remaining. Members of senior management also have informed FXCM that they, too, may purchase shares independently of FXCM and each other. Any such purchases by FXCM or members of senior management may be in open-market or private transactions, and will be subject to market and industry conditions, share price and other factors. All transactions will be in full compliance with applicable securities and other laws.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which FXCM may become subject as a result of the cybersecurity incident that was reported in a press release on October 1, 2015, risks associated with potential reputational damage to FXCM resulting from this cybersecurity incident, the outcome of FXCM's ongoing investigation (including FXCM's potential discovery of additional information relating to this cybersecurity incident) and the extent of remediation costs and other additional expenses that may be incurred by FXCM as a result of this security incident, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K, FXCM Inc.'s latest Quarterly Report on Form 10-Q, and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, FXCM Inc.'s latest Quarterly Report on Form 10-Q, and in other reports or documents the FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (FX) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world's largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Jaclyn Klein

Corporate Communications

and Investor Relations

FXCM Inc. (NYSE:FXCM)

Desk: 646-432-2463

jklein@fxcm.com

www.fxcm.com OR http://ir.fxcm.com/